Exhibit 10.1A

INSIGHT COMMUNICATIONS COMPANY, INC.

1999 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

AGREEMENT, dated as of [                    ], between Insight Communications Company, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Insight Communications Company, Inc. 1999 Equity Incentive Plan (the “Plan”), which Plan authorizes the grant of options to purchase shares of common stock, $.01 par value (“Common Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Board has appointed a committee (the “Committee”) to administer the Plan, and the Committee has determined that it would be in the best interests of the Company to grant the option documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Optionee, as of the date hereof, an option (the “Option”) to purchase from the Company all or any part of an aggregate number of [            ] shares of Class A Common Stock (the “Optioned Shares”).

2. Installment Exercise. Subject to such further limitations as are provided in the Plan and as set forth herein, the Option shall become exercisable on the dates and at the per share prices (“Option Price”) set forth below, the Optionee having the right hereunder to purchase from the Company the indicated number of Optioned Shares upon exercise of the Option, on and after such dates, in cumulative fashion:

Exercise Date	Incentive Optioned Shares	Non-Qualified Optioned Shares	Price

Only those Optioned Shares indicated above as “Incentive Optioned Shares” are intended by the parties hereto to be, and be treated as, “incentive stock options” (as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)). The Option may not be exercised with respect to less than 100 Optioned Shares (or the Optioned Shares then subject to purchase under the Option, if less than 100 shares) or for any fractional shares.

3. Termination of Option. (a) The Option, to the extent not previously exercised, shall terminate and become null and void upon the expiration of 10 years after the date hereof (the “Option Term”).

(b) Subject to the provisions of Section 4 hereof, and except as otherwise provided in this Section 3, upon the Optionee’s ceasing for any reason to be employed by the Company (such occurrence being a “termination of the Optionee’s employment”), the Option, to the extent not previously exercised, shall terminate and become null and void three months after such termination of the Optionee’s employment, or upon the expiration of the Option Term, whichever occurs first.

(c) Upon a termination of the Optionee’s employment for “cause” (as determined by the Board in its sole discretion), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Optionee’s employment.

(d) Upon a termination of the Optionee’s employment by reason of permanent disability (within the meaning of Section 22(e)(3) of the Code) or by reason of the death of the Optionee, the Option, to the extent not previously exercised, shall terminate and become null and void twelve months after such termination of the Optionee’s employment, or upon the expiration of the Option Term, whichever occurs first.

4. Exercisability. (a) Except as otherwise provided in this Section 4, upon a termination of the Optionee’s employment, the Option shall be exercisable only to the extent that the Option has accrued and is in effect on the date of such termination of the Optionee’s employment.

(b) Upon a termination of the Optionee’s employment by reason of permanent disability (as defined above) or by reason of the death of the Optionee, the Option shall immediately upon the date of such termination of the Optionee’s employment become exercisable with respect to the full number of Optioned Shares not previously exercised, whether or not under the provisions of Section 2 hereof the Optionee was entitled to do so on such date. To the extent exercisable, the Option may be exercised by a legal representative on behalf of the Optionee in the event of such permanent disability, or, in the case of the death of the Optionee, by the estate of the Optionee or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee.

5. Manner of Exercise. (a) The Option may be exercised in full at one time or in part from time to time for the number of Optioned Shares then exercisable by giving written notice, signed by the person exercising the Option, to the Company, stating the number of Optioned Shares with respect to which the Option is being exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice.

(b) Full payment by the Optionee of the Option Price for the Optioned Shares purchased shall be made on or before the exercise date specified in the notice of exercise by delivery of (i) cash or a check payable to the order of the Company in an amount equal to such Option Price, (ii) shares of Common Stock owned by the Optionee having a fair market value equal in amount to such Option Price, or (iii) any combination of the preceding clauses (i) and (ii).

(c) The Company shall be under no obligation to issue any Optioned Shares unless the person exercising the Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and substance to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring such Optioned Shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Optioned Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law.

(d) Upon exercise of the Option in the manner prescribed by this Section 5, delivery of a certificate for the Optioned Shares then being purchased shall be made at the principal office of the Company to the person exercising the Option within a reasonable time after the date of exercise specified in the notice of exercise.

6. Non-Transferability of Option. The Option shall not be assignable or transferable by the Optionee other than by will or the laws of descent, and shall be exercisable during the lifetime of the Optionee only by the Optionee. The Option shall terminate and become null and void immediately upon the bankruptcy of the Optionee, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

7. No Special Employment Rights. Neither the granting of the Option nor its exercise shall be construed to confer upon the Optionee any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence as of the date hereof.

8. No Rights of Stockholder. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Optionee.

9. Amendment. Subject to the terms and conditions of the Plan, the Board or other governing body or person which shall then have authority to administer the Plan, may amend this Agreement with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

10. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Optionee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

11. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Board or other governing body or person which shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

12. Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

INSIGHT COMMUNICATIONS COMPANY, INC.

By:

OPTIONEE:
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